Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Inktomi Corporation of our report dated October 21, 1999 relating to the financial statements of Inktomi Corporation which appears in Inktomi Corporation’s 1999 Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
/s/ PRICEWATERHOUSECOOPERS LLP

San Francisco, California
November 10,  2000